Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned hereby certifies in his capacity as an officer Freedom Financial Group, Inc. (the "Company"):

The Annual Report of the Company on Form 10-KSB for the year ended December 31, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: March 30, 2006

/s/ Jerald L. Fenstermaker

Jerald L. Fenstermaker, President and Chief Executive Officer (Principal Executive Officer)

Date: March 30, 2006

/s/ Daniel F. Graham

Daniel F. Graham, Chief Financial Officer (Principal Financial Officer)